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                                                                   EXHIBIT 10.36

                   AGREEMENT REGARDING ELECTION OF DIRECTORS

      THIS AGREEMENT is dated as of the 29th day of March, 1998 and is by and between LOCKHEED MARTIN CORPORATION, a Maryland corporation having a principal place of business at 6801 Rockledge Drive, Bethesda, Maryland 20817 ("Lockheed Martin") and EASTMAN KODAK COMPANY, a New York Jersey corporation having a principal place of business at 343 State Street, Rochester, New York 14650 ("Kodak").

      WHEREAS, Calcomp Technology, Inc., a Delaware corporation and a subsidiary of Lockheed Martin ("Calcomp"), and Kodak are entering into a certain agreements regarding the joint development of certain inkjet technology and the cross-licensing of certain intellectual property (the "Kodak Agreements"); and

      WHEREAS, Lockheed Martin owns approximately 86.6% of the outstanding common stock of Calcomp and has entered into certain agreements with Calcomp regarding the financing and management of Calcomp's business; and

      WHEREAS, to induce Kodak to enter into the business transactions with Calcomp, Lockheed Martin and Kodak wish to provide for representation by Kodak on Calcomp's Board of Directors;

      NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereby agree as follows;

      1. The Lockheed Martin hereby agrees that it will vote all of its shares of capital stock in Calcomp in favor of a senior executive of Kodak to be named from time to time by Kodak for a seat on the board of directors of Calcomp for the period that Kodak has a contractual right under the Kodak Agreements. At the sole election of Kodak each year, Kodak shall have the right, exercisable by providing written notice to Lockheed Martin and Calcomp on or before the record date for the shareholders meeting to elect Calcomp directors, to waive its right to have a seat on the board of directors of Calcomp for such year and, in lieu thereof, to appoint a senor executive of Kodak to serve as an observer to all Calcomp board of director meetings for such year.

      2. All notices and other communications hereunder shall be in writing and shall be deemed given to the person upon receipt if delivered personally or sent by registered, certified, or express mail, postage prepaid, or reputable courier services, changes prepaid to such party's address:

     If to Kodak to:

           343 State Street
           Rochester, New York 14650
           Attention:  President, Kodak Professional
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                                      -2-

        With a copy to:

        343 State Street
        Rochester, New York 14650
        Attention:  General Counsel


   If to Lockheed Martin to:

        6801 Rockledge Drive
        Bethesda, Maryland 20817
        Attention:  Senior Vice President and General Counsel

   If to Calcomp to:

        2411 West LaPalma Avenue
        Anaheim, California 92803-3250
        Attention:  Corporate Secretary

or to such other address as either of them may have designated for that purpose by such notice to the other.

   3. This Agreement shall not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void. This Agreement shall be binding on and inure to the benefit of the parties hereto, their successors and any permitted assigns.

   4. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute one and the same Agreement.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                          EASTMAN KODAK COMPANY


                                          /s/ Patrick T. Siewert
                                          ----------------------------
                                              Patrick T. Siewert
                                                Vice President


                                          LOCKHEED MARTIN CORPORATION


                                          /s/ John E. Montague
                                          ----------------------------
                                          Name:  John E. Montague
                                          Title: Corporate Vice President
                                                 Financial Strategies